                                                         EXHIBIT 10.41

                            DISPOSAL SERVICES AGREEMENT
                            ---------------------------

              This Disposal Services Agreement (the "Agreement") is made and entered into as of this 31st day of October, 1995, by and between Chemical Waste Management, Inc., a Delaware corporation, and its subsidiary and affiliated companies ("Chemical Waste Management") and Clean Harbors Environmental Services, Inc., a Massachusetts corporation, and its affiliated companies ("Clean Harbors").

              WHEREAS, the parties hereto are also among the parties to an Asset Purchase Agreement dated as of January 30, 1995 pursuant to which Clean Harbors of Chicago, Inc. is acquiring certain assets, formerly owned by CWM Chemical Services, Inc. and Chemical Waste Management, which are located at 11700 South Stony Island Avenue, Chicago, Illinois ("Asset Acquisition"); and

              WHEREAS, in connection therewith, Clean Harbors and Chemical Waste Management are entering into this Disposal Services Agreement in order to provide Clean Harbors with incentives to deliver certain Waste Products for disposal at Permitted Facilities owned and operated by Chemical Waste Management and to establish waste approval, disposal decision, pricing and delivery schedule obligations between the parties with respect to such deliveries of Waste Products.

              NOW, THEREFORE, in consideration of the mutual promises of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

                                     ARTICLE I

              REPRESENTATIONS AND WARRANTIES OF CHEMICAL WASTE MANAGEMENT

              Chemical Waste Management hereby represents and warrants to Clean Harbors as follows:

              Section 1.1 Participating Facilities
              ------------------------------------
              Directly or through its subsidiaries or affiliates, Chemical Waste Management owns and operates the Participating Facilities. The Participating Facilities are intended to include all facilities owned or operated by Chemical Waste Management, now or in the future, including but not limited to those listed in
         Article VI.

              Section 1.2 Operation of Participating Facilities
              -------------------------------------------------
              (a) Chemical Waste Management understands the currently known hazards and risks which are presented to human beings, property and the environment in the handling, transportation, storage, treatment, processing and disposal of Permitted Waste Products.

              (b) Chemical Waste Management is engaged in the business of transportation, storage and disposal of industrial and other wastes, and has developed the requisite expertise for the handling, transportation, storage, treatment, processing and disposal of Permitted Waste Products.
              (c) Chemical Waste Management will handle, load, stow, transport, store, treat, process and dispose of Permitted Waste Products in a safe and workmanlike manner and in full compliance with all valid and applicable statutes, ordinances, orders, rules and regulations of the federal, state and local governments in whose jurisdictions such activities are performed under this Agreement.
              (d) Chemical Waste Management has been issued, as of the date of execution of this Agreement, all permits, licenses, certificates or approvals, required by valid and applicable statutes, ordinances, orders, rules and regulations of the federal, state and local governments having jurisdiction over each of the Participating Facilities, necessary to accept and store, treat, process and dispose of Permitted Waste Products.
              (e) During the term of this Agreement, Chemical Waste Management shall provide Clean Harbors with reasonable advance notice if any permit, license, certificate or approval for any of the Participating Facilities is to expire and not be renewed during the term of this Agreement. Such notice shall also be provided if Chemical Waste Management determines not to seek any necessary permit, license, certificate of approval for any of the Participating Facilities which becomes required after execution of this Agreement.
              (f) Chemical Waste Management shall at all times during the term of this Agreement cause the Participating Facilities to be in compliance with all financial responsibility requirements pertaining to sudden and non-sudden occurrences and closure or post-closure costs as may be required by applicable federal, state or local statute, bylaw, ordinance or regulation. Chemical Waste Management shall also at all times during the term of this Agreement cause the Participating Facilities to be in compliance with all applicable liability, worker's compensation and other insurance requirements. Chemical Waste Management shall, upon request, furnish Clean Harbors with a copy of certificates of insurance or other documents evidencing such insurance or financial assurances.
              (g) During the term of this Agreement, Chemical Waste Management shall promptly advise Clean Harbors of the institution of judicial or administrative proceedings by federal, state or local authorities to suspend, modify or revoke any permit, license, certificate or like approval for any of the Participating Facilities.


              Section 1.3 Effect on Other Warranties
              --------------------------------------
              The warranties and representations contained in this Article are in addition to and not in derogation of the warranties and representations contained in any other written agreements executed by the parties.

                                     ARTICLE II

         TERM OF THE AGREEMENT; DISPOSAL FEES; DISPOSAL COMMITMENT; ACCEPTANCE OF PERMITTED WASTE; PREFERRED CUSTOMER STATUS PRODUCTS

              Section 2.1 Term of the Agreement
              ---------------------------------
              The term of this Agreement shall be for five (5) years, commencing on October 31, 1995 and terminating on the fifth anniversary thereof.

              Section 2.2 Disposal Fees
              -------------------------
              The fees payable by Clean Harbors for disposal of all Permitted Waste Products at any of the Participating Facilities shall, in each instance, be that price mutually agreed upon by Chemical Waste Management and Clean Harbors. The disposal fees paid by Clean Harbors to Chemical Waste Management shall, in every instance, be: (1) no higher than the lowest disposal fees offered by Chemical Waste Management to its commercial, non-governmental customers; (2) no more than ten (10) percent higher than the disposal fees charged by Chemical Waste Management to its subsidiaries or affiliated companies, including but not limited to AETS ("Affiliates"), for field services work or project bids where Clean Harbors is bidding in competition against such Affiliates; and (3) no more than five (5) percent higher than the disposal fees offered to Clean Harbors by competitors of Chemical Waste Management. The parties acknowledge that it is the intent of this Agreement that Clean Harbors shall pay lower disposal fees each year by utilizing the Participating Facilities pursuant to this Agreement than it would otherwise pay to utilize the disposal and treatment facilities of Chemical Waste Management without the benefit of this Agreement or Facilities of competitors of Chemical Waste Management. Clean Harbors may request a fixed price for a specific time period for a contract that Clean Harbors is bidding or has been awarded.

              Section 2.3 Disposal Commitment; Acceptance of Permitted
              --------------------------------------------------------
              Waste Products
              --------------
              Subject to the conditions below and the disposal fee criteria in Section 2.2, Clean Harbors shall use its best efforts to deliver Permitted Waste Products to Chemical Waste Management for disposal or treatment at Participating Facilities, and Chemical Waste Management shall accept, store, treat and dispose of all Permitted Waste Products so delivered in accordance with this Agreement; provided, however, that the foregoing shall not prohibit or restrict Clean Harbors from utilizing (a) its own disposal or treatment facilities (or those owned by any subsidiary or affiliated company of Clean Harbors) for disposal or treatment of any Permitted Waste Products, or (b) the disposal or treatment facilities of any competitor of Chemical Waste Management for disposal or treatment when (i) so requested by Clean Harbors' customers; (ii) the Participating Facility cannot meet the schedule for acceptance of the Waste Products required by Clean Harbors; (iii) CWM fails to meet (within 5%) a lower price offered to Clean Harbors by a competitor of Chemical Waste Management in accordance with Section 2.2 hereof after a reasonable opportunity to do so (which shall include making a Disposal Decision within the time limits specified in Section 4.3 hereof); (iv) the Chemical Waste Management Participating Facility has been unable to offload and return Clean Harbors' vehicles in a timely manner; or (v) Chemical Waste Management decides to cease accepting a Permitted Waste Product or Products at a Participating Facility or Facilities.

         When Clean Harbors requests a lower price from Chemical Waste Management, Clean Harbors shall give Chemical Waste Management verbal notice of having been quoted (or of a customer or prospective customer of Clean Harbors having been quoted) a price for disposal or treatment services substantially similar in type and quality to those provided hereunder, which price is lower than the price determined pursuant to Section 2.2 hereof, when aggregated with any applicable transportation charges (priced according to Clean Harbors' published schedule of standard transportation charges), taxes, fees, special handling charges and other assessments.

              Section 2.4 Preferred Customers Status
              --------------------------------------
              For the term of this Agreement, Clean Harbors shall be treated as a preferred customer by Chemical Waste Management with regard to Waste Products approval, scheduling of Waste Products delivery and the offloading and return of waste handling vehicles. No special charges, profile or analytical costs, levies or assessments of any type shall be charged to Clean Harbors by Chemical Waste Management or the Participating Facilities. Notwithstanding the foregoing, Chemical Waste Management may charge standard off-specification charges for Permitted Waste Products which are not in substantial conformance with the Waste Profile Sheet, PROVIDED, however, that Clean Harbors agrees to pay such off-specification charges prior to the acceptances of the Waste by the Participating Facility.


                                    ARTICLE III

                                   FORCE MAJEURE

              Section 3.1 Suspension of Performance
              -------------------------------------
              The performance of this Agreement, except for the payment of money for services already rendered, may be suspended (a) by Clean Harbors in the event that the delivery or transportation of Permitted Waste Products by Clean Harbors is prevented by a cause or causes beyond the reasonable control of Clean Harbors, or (b) by Chemical Waste Management in the event that the transportation, storage, treatment, processing or disposal of Permitted Waste Products by Chemical Waste Management is prevented by a cause or causes beyond the reasonable control of Chemical Waste Management. Such causes shall include, but not be limited to, acts of God, acts of war, riot, fire, explosion, accident, flood, or sabotage;

         lack of adequate fuel, power, raw materials, labor or transportation facilities; government laws, regulations, requirements, orders of actions; breakage or failure of machinery or apparatus; national defense requirements; injunctions or restraining orders; labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment).

              The party asserting a right to suspend performance under this
         Section 3.1 shall, within a reasonable time after it has knowledge of the effective cause, notify the other party of the cause for suspension, the performance suspended and the anticipated duration of suspension, and shall use its reasonable best efforts to rectify the effective cause of the suspension.

                                     ARTICLE IV

                            HAZARDOUS WASTE ANALYSIS AND
                       ACCEPTANCE AT PARTICIPATING FACILITIES

              Section 4.1 Waste Profiles
              --------------------------
              For the term of this Agreement, Clean Harbors may utilize the waste profile sheets currently established and on file with Chemical Waste Management for Permitted Waste Products presently originating from any facility owned or operated by Clean Harbors, or directly from the customers of either of them; provided, however, that Chemical Waste Management reserves the right to require periodic recertification (including, but not limited to, submission of a new waste material profile sheet and a representative sample of waste) of any waste stream for which a waste profile sheet is currently maintained, and such other recertifications as my be required by Chemical Waste Management policies and procedures or government regulations.

              Section 4.2 Laboratory Analysis
              -------------------------------
              During the term of this Agreement, for all Permitted Waste Products delivered or caused to be delivered by Clean Harbors to Participating Facilities, Chemical Waste Management shall accept the analysis performed by the Clean Harbors laboratory located at Braintree, Massachusetts, or by a certified laboratory of similar capabilities operated by Clean Harbors at another location, provided such laboratory has been certified by Chemical Waste Management; provided further, that Chemical Waste Management reserves the right to require a yearly audit and recertification of any laboratory operated by Clean Harbors and qualifying under this Section. Certification and recertification of laboratories by Chemical Waste Management shall be conducted in accordance with its policies and procedures and such certification or recertification shall not be unreasonably withheld by Chemical Waste Management.

              Section 4.3 Disposal Decision and Disposal Request Deadlines
              ------------------------------------------------------------
              Chemical Waste Management and Participating Facilities shall render disposal decisions on Waste Products offered for disposal by Clean Harbors in accordance with the following schedule: (1) for disposal decisions that require Chemical Waste Management to perform laboratory analysis, a decision will be rendered and communicated within ten (10) business days from receiving a new waste material profile sheet and sample, and (2) for disposal decisions that Clean Harbors has provided the laboratory analysis in accordance with Section 4.2, or for which laboratory analysis is not required, a decision will be rendered and communicated within three (3) business days from receipt of paperwork.

              Chemical Waste Management and Participating Facilities shall communicate a schedule date within two (2) business days after a disposal request is received from Clean Harbors. In no event shall the waste product delivery to the Participating Facilities be scheduled more than ten (10) business days after the receipt of the disposal request by Chemical Waste Management or the participating facilities.

              Section 4.4 Analysis Charges
              ----------------------------
              For the term of this Agreement, Chemical Waste Management will not charge Clean Harbors for analysis of any Permitted Waste Product proposed for disposal at Participating Facilities, provided that an analysis necessary for disposal of said waste has been performed by a laboratory identified in Section 4.2 and provided to Chemical Waste Management.

              Section 4.5 Termination of Disposal
              -----------------------------------
              In the event that Chemical Waste Management decides to cease accepting a Permitted Waste Product at a Participating Facility for which a waste profile sheet currently exists, Clean Harbors shall be given 30 days advance notice thereof, provided that in the event that Chemical Waste Management is obligated to cease accepting a Permitted Waste Product due to force majeure, this notice provision shall not apply. In the event that Chemical Waste Management elects to cease accepting a Permitted Waste Product or Products pursuant to this Section 4.5, Clean Harbors shall thereby be authorized by Chemical Waste Management to contract with competitors of Chemical Waste Management on such terms as may be necessary to dispose of such Permitted Waste Product or Products.


                                     ARTICLE V

                                  INDEMNIFICATION

              Section 5.1 Indemnification by Chemical Waste Management
              --------------------------------------------------------
              Chemical Waste Management shall indemnify and save harmless Clean Harbors, and its subsidiary companies and its affiliates, and their present and future officers or directors (or officials), employees and agents, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, and costs and expenses incidental thereto (including cost of defense, settlement, and reasonable attorney's fee), which any or all of them may hereafter suffer, incur, be responsible for or pay out as a result of bodily injuries (including death) to any person, damage (including loss of use) to any property (public or private), contamination of or adverse effects on the environment, or any violation or alleged violation of statutes, ordinances, orders, rules or regulations of any governmental entity or agency, either (a) directly or indirectly caused by, or arising out of breach of any warranties by Chemical Waste Management or any negligent of willful act or omission of Chemical Waste Management, its employees or its subcontractors in the performance of this Agreement; or (b) associated with cleanup of any of the Participating Facilities, arising out of said Participating Facilities' becoming subject to removal or remedial actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, or any comparable state statutes or other applicable environmental authorities except to the extent of the indemnification by Clean Harbors provided for in Section 5.2 hereof.

              Section 5.2 Indemnification by Clean Harbors
              --------------------------------------------
              Clean Harbors shall indemnify and save harmless Chemical Waste Management and its affiliates, and its present and future officers or directors (or officials), employees and agents, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, and costs and expenses incidental thereto (including cost of defense, settlement, and reasonable attorney's fees), which any or all of them any hereafter suffer, incur, be responsible for or pay out as a result of bodily injuries (including death) to any person, damage (including loss of use) to any property (public or private), contamination of or adverse effects on the environment, or any violation or alleged violation of statutes, ordinances, orders, rules or regulations of any governmental entity or agency, directly or indirectly caused by, or arising out of breach of any warranties by Clean Harbors, or any negligent or willful act or omission of Clean Harbors, its employees or its subcontractors in the performance of this Agreement except to the extent of the indemnification by Chemical Waste Management provided for in
         Section 5.1 hereof.


                                     ARTICLE VI

                                CERTAIN DEFINITIONS

              As used in this Agreement or Appendix A hereto, the following capitalized terms shall have the meanings stated below or, as indicated, elsewhere in this Agreement:

                   Business Day - Business Day shall mean Monday through
                   ------------
                   Friday excluding national holidays.

                   Disposal Decision - Disposal Decision shall mean a
                   -----------------
                   determination by Chemical Waste Management or a Participating Facility to: (1) accept or reject a given "hazardous waste" for disposal, based on acceptance criteria of the Participating Facility; and (2) the schedule by which such waste shall be accepted by the Participating Facility in accordance with Section 4.3 hereof.

                   Disposal Fee - Disposal Fee shall be that price,
                   ------------
                   including transportation costs, taxes, special assessments and all other fees, that Clean Harbors may pay to Chemical Waste Management or to competitors of Chemical Waste Management for the disposal of Waste Products.

                   Disposal Request - Disposal Request shall mean
                   ----------------
                   notification by Clean Harbors, either orally or in writing, of a desire to deliver a Permitted Waste Product to a Participating Facility for disposal.

                   Part A Permits - Part A Permits shall mean the
                   --------------
                   Participating Facilities' respective RCRA Part A Permits, as from time to time amended or modified.

                   Participating Facility - A Participating Facility shall
                   ----------------------
                   mean all facilities owned or operated by Chemical Waste Management or its subsidiaries or affiliates including, but not limited to, the following facilities:



                   Participating Facility             Location


                   Controlled Waste                 Menomenee Falls, Wisconsin
                   Coatesville Facility             Coatesville, Pennsylvania
                   Arlington Facility               Arlington, Oregon
                   Kettleman Facility               Kettleman Hills, California
                   RML Facility                     Morrow, Georgia
                   LWMRR Facility                   West Carrolton, Ohio
                   Model City Treatment Center      Model City, New York
                   Adams Center Facility            Fort Wayne, Indiana
                   Emelle Treatment Center          Emelle, Alabama
                   Lake Charles Treatment Center    Lake Charles, Louisiana
                   Newark Treatment Center          Newark, New Jersey
                   Injection Well Facility          Vickery, Ohio
                   Port Arthur Facility             Port Arthur, Texas
                   Trade Waste Incineration         Sauget, Illinois
                   Memphis Facility                 Millington, Tennessee
                   OSCO Facility                    Azula, California
                   OSCO Facility                    Henderson, Colorado

                   In addition to the above-described Participating

                   Facilities, the term "Participating Facilities" shall apply to any other treatment or disposal facility which is permitted to accept any type of Waste Products and which Chemical Waste Management directly or through subsidiaries owns or operates, now or in the future. Conversely, the term "Participating Facilities" shall not apply, after 60 days prior written notice to Clean Harbors, to any of such Participating Facilities which are no longer permitted to accept Waste Products by applicable government regulations and/or the policies and procedures of Chemical Waste Management.

                   Permitted Waste Products - Permitted Waste Products
                   ------------------------
                   shall mean those Waste Products which are identified in the Part A Permits and which applicable government regulations and the policies and procedures of Chemical Waste Management permit the Participating Facilities to dispose or otherwise handle.

                   Waste Products - Waste Products shall mean any substance
                   --------------
                   or material identified as a "hazardous waste", either by characteristics or listing, in regulations promulgated or revised under Section 3001 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"); any substance or material that is regulated as a hazardous waste by the state in which Clean Harbors took possession of said substance or material and by the state in which the Participating Facility is located; and any substance or material whose disposal is regulated pursuant to the Toxic Substances Control Act of 1976 ("TSCA"). Waste Products shall not include waste oil or any substance or material that is not required by applicable state or federal law to be disposed of at a facility regulated under RCRA or TSCA.

                                    ARTICLE VII

                                  OTHER PROVISIONS

              Section 7.1 Extension of Time; Waiver of Performance
              ----------------------------------------------------
              The parties may extend the time for or waive the performance of any of the obligations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and shall be signed by the party extending or waiving the performance or decision deadline.

              Section 7.2 Notice
              ------------------
              Except for notice given pursuant to Section 4.3 hereof, any notice to a party pursuant to this Agreement shall be given by certified or registered mail, or by private carrier providing evidence of receipt as part of its services, addressed as follows:

              if to Chemical Waste          Chemical Waste Management, Inc.
              Management or SCA             3001 Butterfield Road
              Services:                     Oak Brook, IL 60521

                                            Attn:  President

              with a copy to:               Chemical Waste Management, Inc.
                                            3001 Butterfield Road
                                            Oak Brook, IL 60521

                                            Attn:  General Counsel

              if to Clean Harbors:          Clean Harbors
                                            325 Wood Road
                                            Braintree, MA 02184

                                            Attn:  President

              with a copy to:               Clean Harbors
                                            325 Wood Road

                                            Braintree, MA 02184

                                            Attn:  General Counsel

         or to such other address as may be designated in writing by either party from time to time in accordance herewith, and shall be deemed delivered when placed in the mail or given to private carrier so addressed, with postage prepaid.

              Section 7.3 Contract Administrators
              -----------------------------------
              As soon as practicable after the date of this Agreement, Chemical Waste Management and Clean Harbors shall each designate a representative who shall act as the initial contact for matters arising under this Agreement and who shall assist in the administration of this Agreement.

              Section 7.4 Access to Records; Confidential Information
              -------------------------------------------------------
              The parties shall afford their respective representatives such access during normal business hours and upon reasonable notice to each other's business records as may be necessary to ascertain their compliance with the terms of this Agreement, including, in the case of environmental audits from time to time conducted by Clean Harbors, access to such records of the Participating Facilities demonstrating compliance with applicable environmental laws or regulations. Except as required by law or as is necessary to perform this Agreement, any information obtained by either party from the other shall not be disclosed or used by such party for any purpose other than for which it was intended pursuant to this Agreement, and except as required by law, neither party shall disclose to others the terms of this Agreement.

              Section 7.5 Remedies
              --------------------
              The parties agree that any material breach of Article II of this Agreement by Chemical Waste Management could cause irreparable damage or harm to Clean Harbors and in the event of any such breach Clean Harbors shall have, in addition to any and all other remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of this Agreement, provided that in any such case Clean Harbors shall be in compliance with the terms of the Subsidiary Agreements.

              Section 7.6 Arbitration
              -----------------------
              In the event that a dispute shall arise as to the meaning of any term or provision of this Agreement or as to the accuracy of any amount calculated or reported hereunder or as to whether either party shall have breached or caused a default hereunder, the parties agree to submit their dispute to final and binding arbitration before the American Arbitration Association, and pursuant to the rules and regulations thereof, with the site of such arbitration to be within ten (10) miles of the City of Boston. Neither party shall have the right to terminate this Agreement unless and until it shall be determined by a decision of such arbitration that the other party has caused a breach and the other party shall not, within twenty (20) days after any such decision becomes final, paid all damages awarded by the arbitration decision and/or corrected any default or inaccuracy determined by the arbitration.

              Section 7.7 Quarterly Meeting
              -----------------------------
              Representatives of Chemical Waste Management and Clean Harbors shall meet at least once in each calendar quarter during the term of this Agreement to review the implementation of this Agreement.

              Section 7.8 Assignment
              ----------------------
              This Agreement shall not be transferred or assigned except to a parent, subsidiary or other affiliated company of either party and except as collateral security to an institutional lender which shall have all of the rights of a secured party under the Uniform Commercial Code; provided, however, that no such transfer or assignment shall operate to relieve either party of its responsibilities under this Agreement.

              Section 7.9 Confidentiality
              ---------------------------
              The provisions of this Agreement shall be kept confidential by the parties. In the event that either party is requested to disclose any information concerning this Agreement by any third party, it shall promptly notify the other party.

              Section 7.10 Construction of Agreement
              --------------------------------------
              This instrument is to take effect as a sealed instrument and is to be construed according to the laws of the Commonwealth of Massachusetts. This instrument sets forth the entire agreement between the parties with respect to the subject matter hereof and is binding upon and inures to the benefit of the parties hereto and their respective legal successors and assigns. It may be canceled, modified or amended only by a written instrument executed by the parties. The captions are used only as a matter of convenience, and are not to be considered a part of this Agreement or to be used in determining the intent of the parties to it.

              Section 7.11 Execution in Counterparts
              --------------------------------------
              This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

              IN WITNESS WHERE, the parties have executed this Agreement as of the date first above written.

                                            CHEMICAL WASTE MANAGEMENT, INC.

         ____________________________       By:____________________________
         Witness                                 President


                                            CLEAN HARBORS ENVIRONMENTAL
                                            SERVICES, INC.

         __________________________         By:_________________________
         Witness                                 President